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                                                                     Exhibit 5.2
[LOGO] FIRST CHICAGO
       The First National Bank of Chicago

                                                  One First National Plaza
                                                  Chicago, Illinois 60670

       The Law Department

                                                  September 3, 1998



General American Railcar Corporation II
500 West Monroe Street
Chicago, Illinois 60661

Re:  Registration Statement on Form S-3
     Pass Through Certificates, Series 1998-1

Ladies and Gentlemen:

     We have acted as counsel to the Corporate Trust Services Division of The First National Bank of Chicago (the "First Chicago") in its individual capacity and as Trustee (the "Trustee"), under a Pass Through Trust Agreement dated as of September 1, 1998 (the "Agreement"), by and between General American Railcar Corporation II, a Delaware corporation ("GARC-II") and the Trustee. Pursuant to the Agreement, the Trustee will issue Pass Through Certificates in one or more series in an aggregate principal amount of up to $167,000,000 (the "Pass Through Certificates"), to be registered with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "1933 Act"), by a Registration Statement on Form S-3 (File No. 333-58731), as amended (the "Registration Statement").

     As such counsel, we have participated in the preparation of the Pass Through Certificates, the Agreement and other agreements and documents relating to the transaction therein contemplated, and we have examined and relied upon originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or advisable for the purposes of this opinion. We are familiar with the articles of association and the bylaws of the Trustee, with certificates of authority to exercise corporate trust powers issued to the Trustee by the Federal Reserve Board of the United States (as predecessor in jurisdiction to the Comptroller of the Currency of the United States), and with certain resolutions of the board of directors of the Trustee pertaining to the operation of the Corporate Trust Services Division of the Trustee with respect to the authorization, execution, and delivery of the Agreement. Capitalized terms used but not defined herein shall have the meanings assigned them in the Agreement.

     The opinions set forth herein are based on and limited to the Federal laws of the United States and the laws of the State of Illinois. Insofar as the matters referred to herein relate to

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the laws of the State of New York, we have assumed that the laws of the State of
New York (as to which we express no opinion), are in all material respects identical to the laws of the State of Illinois. Based on the foregoing, we are of the opinion that:

     1. The Trustee has full power and authority (corporate or other) to execute and deliver the Agreement and to execute, issue, authenticate and deliver the Pass Through Certificates on behalf of the respective Trust.

     2. With respect to the Pass Through Certificates of each series, when (a) the execution and delivery of the Agreement by GARC-II shall have been duly authorized by all necessary corporate action of GARC-II, (b) the Agreement shall have been executed and delivered by GARC-II and the Trustee, (c) the Trust Supplement establishing the terms of the Pass Through Certificates of such series and forming the related Trust shall have been duly authorized, executed and delivered by GARC-II and the Trustee in accordance with the terms and conditions of the Agreement, and (d) the Pass Through Certificates of such series are in compliance with then applicable law, (i) the Agreement, as supplemented by the Trust Supplement, will constitute a valid and binding obligation of the Trustee enforceable against the Trustee in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors' rights generally and by general principles of equity, and (ii) the Pass Through Certificates of such series will be validly issued and will be entitled to the benefits of the Agreement and the related Trust Supplement.

     We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the Prospectus contained in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the Rules and Regulations of the Securities and Exchange Commission.


                                          Very truly yours,

                                          /s/ The Law Department
                                          ----------------------
                                          The Law Department
                                          The First National Bank of Chicago

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